Exhibit 99.1

ZAYO GROUP COMPLETES ACQUISITION OF ABOVENET

Combination Creates Leading Pure-Play Bandwidth Infrastructure Provider

LOUISVILLE, CO – July 3, 2012 – Zayo Group, LLC announced today that it has completed its previously announced acquisition of AboveNet, Inc. (NYSE: ABVT), a national provider of fiber-based Bandwidth Infrastructure services. The combined company will operate in 45 states in the U.S. and 7 countries in North America and Europe. Its network spans over 61,000 route miles with 4.6 million miles of fiber. The combined network serves approximately 9,000 buildings including major datacenters, telecommunications hubs, enterprise buildings and cellular towers.

“With the addition of AboveNet’s talent and assets, Zayo is well positioned to be the leading provider of Bandwidth Infrastructure solutions to the largest consumers of bandwidth in the US. With transatlantic capacity, a deep London metro network and access to major cities in Europe, we can begin to address customers needs in key international markets as well,” said Dan Caruso, President and CEO of Zayo Group. “While our opportunity has expanded through this acquisition, we remain focused on delivering dedicated bandwidth solutions with the responsiveness and reliability that our customers have come to expect.”

Both companies have followed a disciplined focus on high bandwidth, fiber-based communications solutions that leverage their substantial fiber footprints. These services include Dark Fiber, Wavelengths, SONET, Ethernet and Colocation services. In addition, AboveNet was a major Internet provider, operating an extensive Tier 1 backbone network across the US, Europe and Japan. Zayo will expand this network to its major markets in the U.S. to provide wholesale and enterprise Internet access.

zColo, Zayo’s interconnect-focused colocation business unit, will expand its offerings into legacy AboveNet facilities. As a result, zColo’s total facility count will grow to 20. The new markets served include Boston, Philadelphia, Washington, D.C., Baltimore, Dallas and Seattle and are available to deliver services effective today.

Since announcing the acquisition on March 19th, Zayo and AboveNet staff have been working together to develop a comprehensive integration plan. The plan encompasses physical network integration, organization plans, and a single set of processes and IT systems. The new organization has been implemented as of the day of close. The network interconnection work has been initiated and is expected to be mostly complete in three months. A single set of products has been established. Conversion to Zayo’s order to cash systems have begun with initial phases expected to be completed by late August with the remaining components completed by the end of the year.

“‘Zayo’s extensive experience in integration through its 19 previous acquisitions will help us quickly integrate the network and operations of AboveNet into a single platform. I am confident customers will see little disruption and will seamlessly have access to the assets and services of both companies,” said Dan Caruso, President and CEO of Zayo Group.

The combined company has pro forma revenue of $925M and $527M of Adjusted EBITDA based on annualizing each company’s March quarterly results plus previously announced synergies of $77 million.

About Zayo

Based in Louisville, Colo., privately owned Zayo Group (www.zayo.com) is an international provider of fiber-based bandwidth infrastructure and network-neutral colocation and interconnection services. Zayo serves wireline and wireless carriers, data centers, internet content and services companies, high bandwidth enterprises as well as federal, state and local government agencies. Zayo provides these services over regional, metro, national, international, and fiber-to-the-tower networks. Zayo’s network assets include over 61,000 route miles, covering 45 states plus Washington, D.C. as well as London, Paris, Amsterdam, Frankfurt, Toronto and Tokyo. Additionally, Zayo has approximately 9,000 buildings and 2,400 cell towers on-net, and over 134,000 square feet of billable colocation space. On June 5, 2012 Zayo announced its agreement to acquire FiberGate, a Dark Fiber provider in the Washington, D.C. area which is expected to close during the third quarter of 2012.

Forward Looking Statements

Information contained in this press release, in SEC filings by the Company, and in presentations by the Company or its management that are not historical by nature constitute “forward-looking statements” which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “plans,” “intends,” “estimates,” “projects,” “could,” “may,” “will,” “should,” or “anticipates” or the negatives thereof, other variations thereon or comparable terminology, or by discussions of strategy. No assurance can be given that future results expressed or implied by the forward-looking statements will be achieved and actual results may differ materially from those contemplated by the forward-looking statements. Such statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to the Company’s financial and operating prospects, current economic trends, future opportunities, ability to retain existing customers and attract new ones, the Company’s acquisition strategy and ability to integrate acquired companies and assets, outlook of customers and strength of competition and pricing. Other factors and risks that may affect the Company’s business and future financial results are detailed in the Company’s SEC filings, including, but not limited to, those described under “Risk 7 Factors” within the Company’s

Annual Report on Form 10-K. The Company cautions you not to place undue reliance on these forward-looking statements, which speak only as of their respective dates. The Company undertakes no obligation to publicly update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures

The Company provides financial measures that are not defined under generally accepted accounting principles in the United States, or GAAP, including earnings before interest, taxes, depreciation and amortization (“EBITDA”) and Adjusted EBITDA. EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered in isolation or as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to cash flows from operating activities as measures of our liquidity.

“Adjusted EBITDA” is defined as EBITDA from continuing operations adjusted to exclude transaction costs related to acquisitions, stock-based compensation, and certain non-cash items. Management uses Adjusted EBITDA to evaluate operating performance and liquidity and this financial measure is among the primary measures used by management for planning and forecasting of future periods. The Company believes Adjusted EBITDA is especially important in a capital-intensive industry such as telecommunications. The Company further believes that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures.

Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for, analysis of our results as reported under GAAP. For example, Adjusted EBITDA:

•	does not reflect capital expenditures, or future requirements for capital and major maintenance expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•	does not reflect the significant interest expense, or the cash requirements necessary to service the interest and principal payments on our debt; and

•	does not reflect cash required to pay income taxes

The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies do not calculate Adjusted EBITDA in the same fashion. Because the Company has acquired numerous entities since inception and incurred transaction costs in connection with each acquisition, has borrowed money in order to finance operations, has used capital and intangible assets in the business, and because the payment of income taxes is necessary if taxable income is generated, any measure that excludes these items has material limitations. As a result of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to invest in the growth of the business or as a measure of liquidity.

A reconciliation from earnings from continuing operations during the three months ended March 31, 2012 to annualized Adjusted EBITDA for Zayo and AboveNet is as follows:

Zayo Group, LLC

Pro Forma Statement of Operations

For the Three Months Ended March 31, 2012

(Unaudited)

				Pro Forma
			AboveNet, Inc.	Adjustments	Zayo Group
	Zayo Group, LLC	AboveNet, Inc.	Pro Forma	for Debt	Pro- forma as
	Historical	Historical	Adjustments	Offerings	adjusted
	(in thousands)
Net earnings/(loss)	$(2,652)	$18,355	$(5,888)	$(27,584)	$(17,769)

Add back non-EBITDA items included in net earnings/(loss):
Depreciation and amortization	23,798	20,703	9,020	—	53,521
Interest expense, net	14,450	1,085	(141)	45,219	60,613
Provision/(benefit) for income taxes	11,166	12,414	(3,764)	(17,635)	2,181
Transaction costs	1,554	—	—	—	1,554
Stock-based compensation	5,624	6,700	—	—	12,324

Adjusted EBITDA	$53,940	$59,257	$(773)	$—	$112,424

Annualized (March 31, 2012 pro forma Adjusted EBITDA multiplied by 4)					$449,696

Expected synergies					$77,000

Pro forma Adjusted EBITDA, with estimated synergies					$526,696

Note: The preceding unaudited pro forma financial information has been prepared giving effect to (i) the AboveNet acquisition, (ii) the offering of $1.25 billion in Senior Notes, and (iii) the entrance into a $1.62 billion term loan facility as if each event occurred on January 1, 2012. The pro forma adjustments reflect the Company’s preliminary estimates of the impact to the Company’s statement of operations resulting from purchase accounting adjustment. The estimated purchase accounting adjustments arise from adjusting the value of the net assets acquired to their acquisition date fair values. The determination of the fair values of the acquired assets and assumed liabilities (and the related determination of estimated lives of depreciable tangible and identifiable intangible assets) requires significant judgment. The Company has not completed its valuation analysis and calculations in sufficient detail necessary to arrive at the final estimates of the fair value of the acquired assets and liabilities along with the related impact such adjustments will have on the Company’s statement of operations.

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